The Stewardship Of Growth



Quarterly Financial Presentation
June 30, 2007

WGNB Corp
BANK HOLDING COMPANY

WGNB Corp. BANK HOLDING COMPANY

To Our *Customers, Shareholders and Friends*

To Our Customers, Shareholders and Friends:

Your second quarter dividend in the amount of $0.2034 per share for each share you owned as of July 2, 2007 was distributed on July 3. Comparing the first and second quarter dividends of 2007 to the first and second quarter dividends of 2006, WGNB Corp. shareholders have realized an increase of 15.4%. We continue to pay above peer dividends; however, 15% increases may not be sustainable with the Company's assets growing at a rapid pace. Management intends to maintain a strong capital position to support the Company's continued growth.

We are fortunate to continue our good earnings growth history. WGNB Corp. experienced earnings growth of 11.2%, comparing the first half of 2007 with the first half of 2006. The net earnings for the six months ended June 30, 2007 were $4,234,000, or $0.84 per diluted share, compared to $3,806,000, or $0.76 per diluted share, for the six months ended June 30, 2006. Comparing the second quarter of 2007 to the second quarter of 2006, earnings grew by $262,000, or 13.2%. Anytime earnings growth exceeds 10%, it is considered high-performing.

These are interesting economic times for banks. The amount of past due loans and non-performing assets (foreclosed property, loans in foreclosure, non-accrual loans or loans that are greater than ninety days past due) is increasing. When non-performing assets exceed 1 percent of total loans management has greater concern. Collection and portfolio management efforts have increased. Non-performing assets at quarter-end constituted 1.27% of total loans plus non-performing assets. As of August 31, 2007, non-performing assets equaled 2.33%. We do not see extraordinary losses in the loan portfolio, but further weakening of the real estate market will affect the earnings of the Bank. We continue to build our reserve for loan losses to levels above our peer group.

Our merger with First Haralson Corporation is complete. We are now one bank-First National Bank of Georgia! We believe this name will be very transportable as we continue to expand our footprint. The Company has incurred extraordinary expense in the merger related to personnel, re-branding, conversion of data processing and supplies. This may hamper earnings in the short-term, but should prepare us to have a good 2008.

WGNB Corp. was named to "The Georgia 100 Best of Business" by the *Atlanta Journal Constitution* for the sixth consecutive year. WGNB Corp. is ranked 41st overall, based on five weighted variables: annual revenue, year-over-year revenue change, return on equity, annual percent change in profit margin for fiscal 2006 and total return on investment for 2006 calendar year. The Company received additional categorical ratings including 49th for total return, 42nd for return on equity and 65th for net income.

Thanks to you, our shareholders, customers and employees, for helping us achieve our status as one of Georgia's Best Businesses and a Georgia Top Ten Community Banking franchise.

Sincerely,
WGNB Corp.

H. B. "Rocky" Lipham, III
Chief Executive Officer

WGNB Corp.
BANK HOLDING COMPANY

	As of June 30, 2007	As of June 30, 2006
Condensed Consolidated Statement of Condition		
(In thousands-unaudited)		
Assets:		
Cash and due from banks	$16,973	$22,161
Federal funds sold & other interest-bearing deposits	12,509	544
Securities (fair market value)	58,828	63,264
Loans (net of unearned discount)	515,161	450,959
less: Allowance for loan losses	(6,373)	(5,116)
Bank premises & equipment	9,507	9,247
Other real estate owned	3,786	239
Other assets	12,407	11,466
Total assets	**$622,798**	**$552,764**
Liabilities:		
Deposits: Demand	$55,200	$54,780
Savings, NOW, and money market	161,905	151,238
Time: under $100,000	107,980	108,243
over $100,000	185,407	128,397
Other borrowings	52,000	55,425
Other liabilities	6,032	5,342
Total liabilities	**568,524**	**503,425**
Shareholders' equity:		
Common stock	6,255	4,165
Surplus	2,804	4,652
Retained earnings	45,531	40,861
Net unrealized gain AFS securities	(316)	(339)
Total shareholders' equity	**54,274**	**49,339**
Total liabilities and shareholders' equity	**$622,798**	**$552,764**

	Three months ending June 30,		Six months ending June 30,	
	2007	2006	2007	2006
Condensed Consolidated Statements of Income				
(In thousands-unaudited)				
Interest income	$12,324	$10,226	$24,216	$19,691
Interest expense	5,726	4,443	11,345	8,476
Net interest income	**6,598**	**5,783**	**12,871**	**11,215**
Provision for loan losses	375	415	750	715
Noninterest income	1,800	1,504	3,532	2,932
Noninterest expense	4,718	4,044	9,415	7,941
Applicable income taxes	1,051	837	2,004	1,685
Net Income	**$2,254**	**$1,991**	**$4,234**	**$3,806**

WGNB Corp. BANK HOLDING COMPANY

Financial Highlights

(In thousands except per share data-unaudited)

For the Year-to-Date	The Six Months Ended June 30, 2007	2006	2005	2004
Total assets	$622,798	$552,764	$511,069	$424,614
Average assets	605,768	532,647	500,278	426,552
Adjusted total assets	629,171	557,880	515,920	428,414
Tier 1 Capital	54,590	49,678	45,599	42,184
Total Capital	60,963	54,794	50,450	45,985
Loans (net of unearned discount)	515,161	450,959	405,752	333,776
Average Loans	492,633	419,928	378,500	315,411
Deposits	510,492	442,658	398,865	320,174
Average deposits	494,998	425,487	372,793	311,720
Stockholders' equity	54,274	49,339	46,570	42,739
Net Income	4,234	3,806	3,261	2,782
Shares outstanding				
End of period	5,003,790	4,998,105	4,986,725	4,959,177
Average	5,002,545	4,995,872	4,986,473	4,959,984
Average - diluted	5,042,714	5,016,080	5,014,455	5,035,875
Per Share Data				
Earnings	$0.85	$0.76	$0.65	$0.56
Diluted earnings	$0.84	$0.76	$0.65	$0.55
Book value	$10.85	$9.87	$9.34	$8.62
Dividends	$0.4000	$0.3467	$0.2933	$0.2167
Key Performance Ratios				
Return on average assets	1.40%	1.40%	1.30%	1.30%
Return on average equity	14.79%	15.49%	14.13%	12.55%
Net interest margin, taxable equivalent*	4.55%	4.51%	4.36%	4.40%
Dividend payout ratio	47.26%	45.50%	44.85%	44.27%
Average loans to average deposits	99.52%	104.84%	108.84%	107.08%
Overhead ratio	57.40%	56.13%	57.01%	61.97%
Asset Quality Ratios				
Nonperforming assets/loans & oreo	1.27%	0.55%	0.99%	0.85%
Loan loss reserve/loans	1.24%	1.13%	1.20%	1.14%
Loan loss reserve/nonperforming assets	96.56%	206.71%	121.05%	133.58%
Loan loss reserve/equity	11.74%	10.37%	10.42%	8.89%
Capital Ratios				
Tier 1 leverage/average assets	9.59%	9.11%	9.11%	9.89%
Tier 1 leverage/risk weighted assets	10.42%	10.41%	10.56%	12.33%
Risk based capital ratio	11.63%	11.48%	11.68%	13.44%

* Bank Level

WGNB *Corporate Information*

Directors

W. T. (Tommy) Green, Jr., *Chairman*
Wanda W. Calhoun
Grady Woodfin (Woody) Cole
Mary M. Covington
Randall F. Eaves
H. B. (Rocky) Lipham, III
R. David Perry
L. Richard Plunkett
Don C. Rhodes
Thomas T. Richards
J. Thomas Vance

Executive Officers WGNB Corp.

H. B. (Rocky) Lipham, III - *CEO*
Randall F. Eaves - *President*
Steven J. Haack - *Secretary & Treasurer*
Mary M. Covington - *Executive Vice President*

Executive Officers First National Bank of Georgia

H. B. (Rocky) Lipham, III - *CEO*
Randall F. Eaves - *President*
Steven J. Haack - *Senior Executive Vice President*
M. Dan Butler - *Executive Vice President*
Mary M. Covington - *Executive Vice President*
Robert M. Gordy, Jr. - *Executive Vice President*
W. Galen Hobbs, Jr. - *Executive Vice President*
William R. Whitaker - *Senior Vice President*

Stockholder Information

WGNB Corp. (WGNB) lists its stock for trading on the NASDAQ capital market

Market price for the quarter ended June 30, 2007 is as follows:

Three month high	$31.60
Three month low	$26.80
Closing Price	$27.25

Corporate Physical Address

WGNB Corp.
201 Maple Street
Carrollton, GA 30117
(770) 832-3557

Investor Relations

For more information about WGNB Corp., visit our investor relations page on our website WGNB.com

Interested parties may contact:

Steven J. Haack, Secretary & Treasurer,
via e-mail at shaack@wgnb.com, or by mail.
Mailing Address:
WGNB Corp.
P.O. Box 280
Carrollton, GA 30112

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FDIC

EQUAL HOUSING LENDER

WGNB Corp.
BANK HOLDING COMPANY

P.O. Box 280
Carrollton, GA 30112

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